                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): March 11, 2002
                                                         ----------------



                          The Williams Companies, Inc.
                          ----------------------------
             (Exact name of registrant as specified in its charter)



       Delaware                    1-4174              73-0569878
       --------                ---------------     -------------------
     (State or other             (Commission       (I.R.S. Employer
     jurisdiction of            File Number)         Identification No.)
     incorporation)



   One Williams Center, Tulsa, Oklahoma                         74172
   ------------------------------------                         -----
 (Address of principal executive offices)                     (Zip Code)



            Registrant's telephone number, including area code: 918/573-2000
                                                                ------------



                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)




                                       1
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Item 5.    Other Events.

           The Williams Companies, Inc. (NYSE: WMB) announced on March 11, 2002, it had received notice that a unit of its former telecommunications business intends to exercise its purchase right for certain assets for which Williams is guarantor. In a letter dated March 8, 2002, a Williams Communications Group subsidiary stated that it expects Williams to pay for the assets, pursuant to the guarantee, in return for unsecured debt or equity. The issue involves credit support of approximately $750 million for a lease agreement related to a segment of fiber-optic network and associated facilities. The notice Williams received states that the expected closing date for the transaction to purchase leased assets is March 29, 2002.

Item 7.    Financial Statements and Exhibits.

           Williams files the following exhibit as part of this report:

           Exhibit 99.1 Copy of Williams' press release dated March 11, 2002, publicly announcing the matters reported herein.

           Pursuant to the requirements of the Securities Exchange Act of 1934, Williams has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       THE WILLIAMS COMPANIES, INC.


Date: March 13, 2002                       /s/ Suzanne H. Costin
                                  ---------------------------------------------
                                           Name:    Suzanne H. Costin
                                           Title:   Corporate Secretary



                                       2
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                                INDEX TO EXHIBITS



EXHIBIT
NUMBER            DESCRIPTION
------            -----------

99.1              Copy of Williams' press release dated March 11, 2002, publicly announcing the matters reported herein.